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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):


                                  JULY 8, 2002


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                                 FIRSTMARK CORP.
               (Exact name of registrant as specified in charter)


                                      MAINE
         (State or other Jurisdiction of Incorporation or Organization)


                 0-20806                                           01-0389195
                 -------                                           ----------
        (Commission File Number)                        (IRS Employer Identification No.)


            2700 VIA FORTUNA                                        78746
                SUITE 400                                           -----
              AUSTIN, TEXAS                                      (Zip Code)
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(Address of Principal Executive Offices)
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                                 (512) 306-8222
                                 --------------
                             (Registrant's telephone
                          number, including area code)


                                    NO CHANGE


          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On July 8, 2002, the Registrant, through its newly-formed acquisition subsidiary, Firstmark Aerospace Corp., completed the acquisition of substantially all of the assets of Tecstar Electro Systems, Inc. ("TES") used by TES in its business of manufacturing, assembling, maintaining and repairing electromechanical components and equipment used in aviation and other industries, including approximately $2 million in cash and cash equivalents, all accounts receivable, equipment, inventory and pre-paid expenses but excluding primarily the land and building in which TES operated. The Registrant intends to use the acquired assets to continue operating the business as its primary operations.

         The Registrant acquired the assets for a purchase price of $3,600,000 in cash, $250,000 of which shall be held in escrow for three months following the closing of the transaction pending resolution of certain contingent liabilities and $50,000 of which shall be held in a reserve account to cover expenses of TES related to its land and building.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                           To be filed subsequently in accordance with Item
                           7(a)(4) of Form 8-K

         (b)      Pro Forma Financial Information

                           To be filed subsequently in accordance with Item
                           7(b)(2) of Form 8K

         (c)      Exhibits

                           None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FIRSTMARK CORP.


Dated:  July 11, 2002                   By: /s/ H. WILLIAM COOGAN, JR.
                                           -------------------------------------
                                           H. William Coogan, Jr.
                                           Chairman of the Board, President
                                           and Chief Executive Officer




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